Exhibit 10.1

MEMORANDUM OF UNDERSTANDING

Between Allied Energy Corporation and Green Rain Energy Holdings Inc.

Effective Date: September 3, 2025

This Memorandum of Understanding (“MOU”) is entered into by and between:

Allied Energy Corporation, a Nevada corporation, with operations involving hydrocarbon production and well-site management (“Supplier”),

and

Green Rain Energy Holdings Inc., a Wyoming corporation, through its subsidiary Green Rain Solar Inc., a developer of renewable energy infrastructure (“Purchaser”).

Supplier and Purchaser are each a “Party” and collectively, the “Parties.”

1. Purpose

The Parties have entered into this MOU for the mutual purpose of negotiating and finalizing a definitive Energy Purchase and Sales Agreement (“EPSA”) under which Supplier will find, deliver Energy resources along proposed route supplied by Green Rain Energy for use in Purchaser’s EV charging operations and related energy solutions across Texas, New Mexico, and other designated territories.

2. Scope of Understanding

2.1	Supplier Commitments:

•	Conduct flow and chemical composition tests for the designated wells (to be included in Exhibit A).
•	Secure surface rights, site access, and interconnect permits as required, off take agreements .
•	Deliver Energy resources suitable for Green Rain’s project needs.
•	Provide quarterly testing and reporting of gas specifications. ( BTU ratings to assure they are consistent with Generator specifications )

2.2	Purchaser Commitments:

•	Physically interconnect and accept title at the designated interconnect points.
•	Compensate Supplier monthly based on metered volumes at a price set by a pre-agreed pricing table (see Exhibit B).
•	Cover all infrastructure and electricity costs related to gas utilization.
•	Locate and negotiate site leases with filling station landlords where required.

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3. Term and Termination

This MOU shall be effective as of the date of last signature and shall remain valid for 120 days, unless earlier terminated by mutual agreement or upon 20 days’ written notice by either Party. If a definitive GPSA is not executed within this timeframe, this MOU shall expire, except for provisions intended to survive.

4. Non-Disclosure of Confidential Information (NDA Clause) and any affiliates

Each Party agrees to maintain in strict confidence any proprietary, technical, commercial, or business information (“Confidential Information”) disclosed by the other in connection with this MOU. Neither Party shall disclose such information to any third party without prior written consent, except to its employees, advisors, or affiliates on a need-to-know basis and under similar confidentiality obligations.

This obligation shall survive the termination or expiration of this MOU for a period of two (2) years. Confidentiality shall not apply to information that (i) becomes public through no breach, (ii) was lawfully known prior to disclosure, or (iii) is required by law or regulatory authority.

Non Compete & Non - Dislosure Agreement will make up part of this MOU as Exhibit “ C “ - to be signed by all parties and associated parties and consultants of the aboveformentioned companies.

5. Non-Binding Nature

This Memorandum of Understanding (MOU) is intended solely as a statement of the present intentions of the Parties and shall not constitute a legally binding or enforceable agreement with respect to the subject matter hereof, except as expressly stated otherwise in this Section. The Parties acknowledge and agree that, while this MOU reflects a mutual understanding and framework for collaboration toward the negotiation of a definitive Energy Purchase and Sales Agreement (EPSA), it does not create, and shall not be construed as creating, any obligation or commitment to proceed with such agreement unless and until a final, written EPSA is executed by both Parties.

Notwithstanding the foregoing, the Parties agree that the following provisions of this MOU shall be legally binding and enforceable upon execution of this document:

•	Section 4 (Non-Disclosure): Governing the confidentiality and restricted use of proprietary and sensitive information;
•	Section 6 (Insurance): Relating to required insurance coverage and risk allocation, if and when applicable;
•	Section 7 (Indemnification): Covering responsibilities for damages or claims arising from acts, omissions, or breaches as specifically outlined; and
•	Any other clause(s) expressly stated in this MOU or agreed in writing by the Parties to be binding.

For the avoidance of doubt, no Party shall be liable to the other for failing to enter into a definitive GPSA or for any expenses incurred in anticipation of such agreement, unless such liability arises under one of the binding provisions noted above. This Section shall survive the termination or expiration of this MOU.

6. Insurance

Each Party shall, at its own expense, maintain in full force and effect during the term of this MOU and any resulting definitive agreement, all insurance coverage that is customary and commercially reasonable for its operations and obligations under this MOU. Such insurance shall include, at a minimum:

•	Commercial General Liability Insurance, including coverage for bodily injury, property damage, and contractual liability, with a minimum combined single limit of not less than $1,000,000 per occurrence and $2,000,000 aggregate;
•	Workers’ Compensation Insurance as required under applicable law for its employees;
•	Environmental Liability Insurance or Pollution Legal Liability (as applicable to Supplier) covering activities related to gas production, storage, and transport;
•	Professional Liability or Errors & Omissions Insurance (if applicable), for coverage of any negligent acts or omissions related to engineering, consulting, or advisory services.

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Upon written request, each Party shall furnish to the other Party evidence of such insurance coverage, including certificates of insurance and endorsements naming the other Party as an additional insured where appropriate. Failure to maintain adequate insurance may constitute grounds for termination of this MOU or any future definitive agreement.

7. Indemnification

Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party and its officers, directors, employees, agents, affiliates, and permitted assigns (collectively, the “Indemnified Parties”) from and against any and all claims, liabilities, damages, losses, costs, or expenses (including reasonable attorneys’ fees) arising out of or related to:

•	Any breach by the Indemnifying Party of its representations, warranties, covenants, or obligations under this MOU;
•	Any negligent or willful misconduct or omission by the Indemnifying Party or its personnel in connection with activities undertaken pursuant to this MOU;
•	Any violation of applicable laws, regulations, or third-party rights (including intellectual property rights) by the Indemnifying Party.

This indemnification obligation shall survive the expiration or termination of this MOU and any definitive agreement executed by the Parties. Neither Party shall be liable for any consequential, incidental, or punitive damages unless such damages are the result of gross negligence, fraud, or willful misconduct.

8. Governing Law

This MOU shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of law principles.

9. Miscellaneous

•	Severability: If any provision is held invalid, the remainder shall continue in full force.
•	Entire Agreement: This MOU constitutes the entire understanding between the Parties with respect to its subject matter.
•	Amendment: No amendment shall be valid unless made in writing and signed by both Parties.
•	No Third-Party Beneficiaries: This MOU confers no rights upon any third party.

(Remainder of page left blank - signature page to follow)

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IN WITNESS WHEREOF, the Parties have executed this MOU as of the dates written below.

Allied Energy Corporation

By: /s/ George Monteith

Name: George Monteith

Title: President

Date: September 3rd, 2025

Green Rain Energy Holdings Inc.

By: /s/ Alfredo Papadakis

Name: Alfredo Papadakis

Title: President

Date: September 3rd, 2025

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EXHIBIT “A” – WELL IDENTIFICATION & FLOW TEST STANDARDS

(To be attached upon availability of test data)

Allied Energy Corporation requires an initial proposed route from the Green Rain team to initiate the project buildout of EV charging stations and begin identifying potential energy sources along the designated corridor.

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EXHIBIT “B” – NATURAL GAS PRICING TABLE

(To be attached from current draft pricing schedule)

Energy pricing shall reflect the most favorable rates negotiated for this enterprise, applicable to all energy sources, and shall be subject to mutual agreement by both parties.

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EXHIBIT “C” – NON COMPETE & NON-DISCLOSURE AGREEMENT

(to be read as part of the MOU dated July 15th, 2025)

This Non-Disclosure and Non-Circumvention Agreement (the “Agreement”) is entered into and made effective as of July 15th, 2025, by and between Allied Energy Corporation, a Nevada corporation (“Party A”), and Green Rain Energy Holdings Inc., a Wyoming corporation, together with its subsidiary Green Rain Solar Inc. (“Party B”), collectively referred to as the “Parties.”

1. Purpose

The Parties intend to explore and engage in discussions related to potential joint business opportunities, including the negotiation of a definitive Energy Purchase and Sales Agreement (EPSA). In connection with these discussions, each Party may disclose confidential, proprietary, or sensitive information. This Agreement sets forth the mutual obligations of confidentiality and non-circumvention between the Parties and their respective officers, directors, employees, agents, consultants, affiliates, and representatives.

2. Confidential Information

For purposes of this Agreement, "Confidential Information" includes all non-public, proprietary, financial, technical, commercial, or strategic information disclosed orally, in writing, or by any other means by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with the contemplated business relationship. This includes but is not limited to: data, business plans, investor contacts, operational models, strategic partnerships, technical specifications, pricing models, and proprietary methods.

Confidential Information does not include information that:

•	Was already lawfully in the possession of the Receiving Party prior to disclosure;
•	Becomes publicly available through no breach of this Agreement;
•	Is disclosed to the Receiving Party by a third party lawfully in possession of such information and not under confidentiality restrictions; or
•	Is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

3.  Obligations of Confidentiality The Receiving Party agrees to:

•	Maintain all Confidential Information in strict confidence;
•	Use the same degree of care to protect the Confidential Information as it uses for its own confidential or proprietary information, but in no event less than a reasonable standard of care;
•	Not disclose Confidential Information to any third party without prior written consent, except to affiliates, employees, or advisors on a need-to-know basis who are bound by similar confidentiality obligations.

4. Non-Circumvention

Each Party agrees that it shall not, directly or indirectly, circumvent, avoid, bypass, or obviate the other Party in connection with any project, transaction, client, investor, contact, or opportunity introduced by or on behalf of the other Party during the term of this Agreement and for a period of two (2) years following the expiration or termination of this Agreement.

All contacts, relationships, and opportunities introduced by one Party to the other shall be deemed proprietary and confidential to the introducing Party. Any engagement or transaction with such parties shall be conducted only with the express written consent of the introducing Party.

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5. No Representations

Each Party acknowledges that the other makes no representation or warranty as to the accuracy or completeness of any Confidential Information provided. Neither Party shall be liable for any reliance placed upon such information by the other, except in cases of fraud or willful misconduct.

6. Term

This Agreement shall remain in full force and effect for a period of three (3) years from the Effective Date unless earlier terminated by mutual written agreement. However, the obligations in Sections 2, 3, and 4 shall survive for a period of two (2) years from termination or expiration.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law principles.

8. Miscellaneous

•	No Waiver: Failure to enforce any provision shall not constitute a waiver.
•	Amendments: Any modification must be in writing and signed by both Parties.
•	Entire Agreement: This Exhibit, together with the MOU, represents the entire understanding regarding confidentiality and non-circumvention between the Parties.
•	Severability: If any provision is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Exhibit “C” as of the date first written above.

Allied Energy Corporation

By: /s/ George Monteith

Name: George Monteith

Title: President

Date: September 3rd, 2025

Green Rain Energy Holdings Inc.

By: /s/ Alfredo Papadakis

Name: Alfredo Papadakis

Title: President

Date: September 3rd, 2025

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